   As filed with the Securities and Exchange Commission on February 14, 2002

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              QUEST SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


                CALIFORNIA                             33-0231678
      (State or other jurisdiction             (IRS Employer Identification No.)
     of incorporation or organization)

                            8001 IRVINE CENTER DRIVE
                                IRVINE, CA 92618
               (Address of principal executive offices) (Zip Code)

                            2001 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                J. MICHAEL VAUGHN
                                 GENERAL COUNSEL
                              QUEST SOFTWARE, INC.
                            8001 IRVINE CENTER DRIVE
                                IRVINE, CA 92618
                     (Name and address of agent for service)

                                 (949) 754-8000
          (Telephone number, including area code, of agent for service)


                                  ------------


                                           CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                         Proposed        Proposed
           Title of                                      Maximum          Maximum
          Securities                  Amount             Offering        Aggregate          Amount of
            to be                      to be            Price Per        Offering         Registration
          Registered               Registered(1)         Share(2)         Price(2)             Fee
          ----------               -------------        ----------       ---------        ------------
  Common Stock, no par value      5,000,000 shares        $22.18        $73,634,136          $6,775
======================================================================================================

(1) Represents shares issuable pursuant to the Registrant's 2001 Stock Incentive Plan (the "Plan"). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Estimated, solely for purposes of calculating the registration fee, pursuant to Rule 457(h) on the basis of the average of (a) the weighted average exercise price ($13.65) of the outstanding options to purchase 4,368,800 shares of the Registrant's Common Stock granted under the Plan and (b) with respect to the remaining 631,200 shares of Common Stock reserved for issuance under the Plan, the high and low sales prices of the Registrant's Common Stock on February 11, 2002 (which was $22.18), as reported by the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Quest Software, Inc. (the "Company" or "Registrant") are incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

        (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

        (c) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001;

        (d) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001; and

        (e) The description of the Company's Common Stock contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel

        Not Applicable.

Item 6.  Indemnification of Directors and Officers

        The Company's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law. Under California law, a director's liability to a company or its shareholders may not be limited:

        - for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

        - for acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

        - for any transaction from which a director derived an improper personal benefit;

        - for acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the company or its shareholders;

        - for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders;

        - under Section 310 of the California General Corporation Law concerning contracts or transactions between the company and a director; or

        - under Section 316 of the California General Corporation Law concerning directors' liability for improper dividends, loans and guarantees.

        The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation by a director of the director's fiduciary duty to the Registrant or its shareholders.

        The Company's Articles of Incorporation also include an authorization for it to indemnify its "agents" (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Company's Bylaws provide for indemnification of its directors, officers and employees. In addition, the Company may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Company to enter into indemnity agreements with individual directors, officers, employees and other agents. Indemnity agreements have been entered into with all directors and certain executive officers and provide the maximum indemnification permitted by law. The Company also currently maintains directors' and officers' liability insurance. These agreements, together with the Company's Bylaws and Articles of Incorporation, may require the Company, among other things, to indemnify its directors and executive officers, other than for liability resulting from willful misconduct of a culpable nature, and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. Section 317 of the California General Corporation Law and the Company's Bylaws and its indemnification agreements make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits

Exhibit Number      Exhibit
--------------      -------
       5            Opinion of General Counsel
      23.1          Consent of Deloitte & Touche LLP
      23.2          Consent of General Counsel (included in Exhibit 5)
      24            Power of Attorney (included on the signature page)
      99.1          Quest Software, Inc. 2001 Stock Incentive Plan
      99.2          Form of Stock Option Agreement used under 2001 Stock Incentive Plan

Item 9.  Undertakings

        The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 14th day of February, 2002.



                                               QUEST SOFTWARE, INC.



                                               By: /s/ DAVID M. DOYLE
                                                  ------------------------------
                                                   David M. Doyle,
                                                   President and Secretary

                               POWER OF ATTORNEY

        The undersigned officers and directors of Quest Software, Inc., a California corporation, do hereby constitute and appoint Vincent C. Smith, David
M. Doyle and M. Brinkley Morse, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title                              Date
---------                               -----                              ----
/s/ VINCENT C. SMITH           Chief Executive Officer              February 14, 2002
-----------------------     (Principal Executive Officer)
Vincent C. Smith              and Chairman of the Board


/s/ DAVID M. DOYLE         President, Secretary and Director        February 14, 2002
-----------------------
David M. Doyle


/s/ M. BRINKLEY MORSE    Vice President, Finance and Operations     February 14, 2002
-----------------------      (Principal Financial Officer)
M. Brinkley Morse


/s/ KEVIN BROOKS                  Corporate Controller              February 14, 2002
-----------------------     (Principal Accounting Officer)
Kevin Brooks



/s/ DORAN G. MACHIN                    Director                     February 14, 2002
-----------------------
Doran G. Machin



/s/ JERRY MURDOCK, JR.                 Director                     February 14, 2002
-----------------------
Jerry Murdock, Jr.



/s/ RAYMOND J. LANE                    Director                     February 14, 2002
-----------------------
Raymond J. Lane

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
       5            Opinion of General Counsel.
      23.1          Consent of Deloitte & Touche LLP
      23.2          Consent of General Counsel (included in Exhibit 5)
      24            Power of Attorney (included on the signature page)
      99.1          Quest Software, Inc. 2001 Stock Incentive Plan
      99.2          Form of Stock Option Agreement used under 2001 Stock Incentive Plan